Exhibit 99n


                          Amendment No. 1 to Schedule A
                                of the Rule 18f-3
                               Multiple Class Plan


This Schedule A to the Rule 18f-3 Multiple Class Plan on behalf of the PBHG Funds is amended as of the _________ day of 2001 to add the PBHG IRA Capital Preservation Fund, PBHG Disciplined Equity Fund, PBHG New Perspective Fund, PBHG REIT Fund and PBHG Clipper Focus Fund.

                                   SCHEDULE A

                                   PBHG FUNDS

                               Name of Portfolios

                                PBHG Growth Fund
                            PBHG Emerging Growth Fund
                           PBHG New Opportunities Fund
                             PBHG Cash Reserves Fund
                             PBHG Select Equity Fund
                           PBHG Large Cap Growth Fund
                      PBHG Technology & Communications Fund
                              PBHG Core Growth Fund
                                PBHG Limited Fund
                             PBHG Large Cap 20 Fund
                            PBHG Large Cap Value Fund
                             PBHG Mid-Cap Value Fund
                             PBHG Focused Value Fund
                        PBHG Strategic Small Company Fund
                            PBHG Small Cap Value Fund
                          PBHG Global Tech & Comm Fund
                          PBHG Wireless & Telecom Fund
                       PBHG IRA Capital Preservation Fund
                          PBHG Disciplined Equity Fund
                            PBHG New Perspective Fund
                                 PBHG REIT Fund
                             PBHG Clipper Focus Fund


Date: __________, 2001